Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Net Sales:
Aerospace & Electronics	$148,392	$139,540
Engineered Materials	87,748	85,949
Merchandising Systems	97,364	52,556
Fluid Handling	263,124	242,179
Controls	31,762	29,329
Intersegment Elimination	(173)	(170)

Total Net Sales	$628,217	$549,383

Operating Profit:
Aerospace & Electronics	$21,026	$22,406
Engineered Materials	16,038	15,740
Merchandising Systems	9,631	3,752
Fluid Handling	31,141	25,478
Controls	2,346	1,540
Corporate	(11,783)	(11,701)

Total Operating Profit	68,399	57,215
Interest Income	1,313	708
Interest Expense	(6,868)	(5,527)
Miscellaneous- Net	1,813	1,261

Income Before Income Taxes	64,657	53,657
Provision for Income Taxes	21,012	16,258

Net Income	$43,645	$37,399

Share Data:
Net Income per Diluted Share	$0.71	$0.61

Average Diluted Shares Outstanding	61,207	61,801
Average Basic Shares Outstanding	60,209	60,718
Supplemental Data:
Cost of Sales	$423,683	$371,501
Selling, General & Administrative	136,135	120,667
Depreciation and Amortization *	15,576	15,265
Stock Compensation Expense	4,304	4,082

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current Assets
Cash and Cash Equivalents	$133,921	$138,607
Accounts Receivable	358,102	330,146
Current Insurance Receivable - Asbestos	21,000	52,500
Inventories	327,623	313,259
Other Current Assets	63,547	45,897

Total Current Assets	904,193	880,409
Property, Plant and Equipment	276,683	289,555
Long-Term Insurance Receivable - Asbestos	164,030	170,400
Other Assets	388,805	385,384
Goodwill	709,246	704,736

Total Assets	$2,442,957	$2,430,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$11,310	$9,505
Accounts Payable	172,479	161,270
Current Asbestos Liability	70,000	70,000
Accrued Liabilities	194,551	196,723
Income Taxes	32,436	24,428

Total Current Liabilities	480,776	461,926
Long-Term Debt	392,115	391,760
Deferred Tax Liability	91,822	89,595
Long-Term Asbestos Liability	442,877	459,567
Other Liabilities	112,789	109,033
Shareholders’ Equity	922,578	918,603

Total Liabilities and Shareholders’ Equity	$2,442,957	$2,430,484

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2007	2006
Operating Activities:
Net income	$43,645	$37,399
Income from joint venture	(1,017)	(1,761)
Depreciation and amortization	15,576	15,265
Stock-based compensation expense	4,304	4,082
Cash used for operating working capital	(25,648)	(32,899)
Other	(21,151)	4,196

Subtotal	15,709	26,282
Asbestos related payments, net of insurance recoveries	21,180	(9,300)

Total provided by operating activities	36,889	16,982

Investing Activities:
Capital expenditures	(6,963)	(8,390)
Proceeds from disposition of capital assets	11,032	1,236
Payment for acquisition, net of cash acquired	(5)	(85,338)

Total provided from (used) for investing activities	4,064	(92,492)

Financing Activities:
Dividends paid	(9,050)	(7,623)
Reacquisition of shares on open market	(40,001)	(12,041)
Stock options exercised - net of shares reacquired	(387)	8,396
Excess tax benefit from stock-based compensation	690	1,716
Repayment of debt, net	1,733	(202)

Total used for financing activities	(47,015)	(9,754)

Effect of exchange rate on cash and cash equivalents	1,376	1,373

Decrease in cash and cash equivalents	(4,686)	(83,891)
Cash and cash equivalents at beginning of period	138,607	180,392

Cash and cash equivalents at end of period	$133,921	$96,501

CRANE CO.

Order Backlog

(in thousands)

	March 31, 2007	December 31, 2006	March 31, 2006
Aerospace & Electronics	$405,792	$396,799	$363,443
Engineered Materials	17,437	13,198	16,972
Merchandising Systems	33,231	33,170	14,838
Fluid Handling	237,144	210,532	202,739
Controls	33,224	22,982	23,578

Total Backlog	$726,828	$676,681	$621,570

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	March 31, 2007	December 31, 2006
BALANCE SHEET ITEMS
Notes Payable and Current Maturities of Long-Term Debt	$11,310	$9,505
Long-Term Debt	392,115	391,760

Total Debt	403,425	401,265
Less Cash and Cash Equivalents	(133,921)	(138,607)

Net Debt	269,504	262,658
Shareholders’ Equity	922,578	918,603

Total Capitalization	$1,192,082	$1,181,261

Percentage of Net Debt to Total Capitalization	22.6%	22.2%

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2007	2006
			(Estimated)
CASH FLOW ITEMS
Cash Provided from Operating Activities before Asbestos - Related Payments	$15,709	$26,282	$240,000 - 255,000	$222,258
Asbestos Related Payments, Net of Insurance Recoveries	(10,320)	(9,300)	(51,500)	(40,563)
Equitas Receipts	31,500	—	31,500	—

Cash Provided from Operating Activities	36,889	16,982	$220,000 - 235,000	181,695
Less: Capital Expenditures	(6,963)	(8,390)	(45,000)	(27,171)

Free Cash Flow	$29,926	$8,592	$175,000 - 190,000	$154,524

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

Free cash flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate positive cash flow. Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.